Exhibit 99.1

For More Information:

Investor Contact:	Press Contact:
Karen Blasing	Gwen Murphy
Nuance	Nuance
(650) 847-0000	(650) 847-0000
kblasing@nuance.com	gmurphy@nuance.com

NUANCE REPORTS SECOND QUARTER 2003 RESULTS

Second Quarter Revenue Grows 14% Year Over Year; Loss Narrows to $2.6 Million

MENLO PARK, Calif., July 21, 2003 — Nuance (Nasdaq: NUAN) today announced results for the quarter ended June 30, 2003. Total revenue for the quarter was $12.9 million, up 12% from $11.6 million in the first quarter of the fiscal year, and up 14% from $11.4 million in the same quarter of fiscal 2002. Total revenue for the first six months was $24.5 million up 20% from $20.4 million in the same period of the previous fiscal year.

Software license revenue for the second quarter was $6.2 million, up 3% from the first quarter of the fiscal year. Service revenue for the second quarter was $3.6 million, up 29% from the first quarter of the fiscal year. Maintenance revenue for the second quarter was $3.1 million, up 15% from $2.7 million in the first quarter of the fiscal year.

The Company continues to manage expenses in its drive to profitability. The Company also realized a one-time credit of $1.4 million associated with international VAT and income tax liabilities. Net loss for the quarter was $2.6 million, or $0.08 net loss per share. This compares to a net loss of $9.7 million, or $0.29 net loss per share in the same period of the previous fiscal year.

Net loss for the first six months of the year was $6.9 million, or $0.20 net loss per share. This compares to a net loss of $20.3 million, or $0.61 net loss per share in the same period last year.

As of June 30, 2003, the Company had $112 million in cash, cash equivalents and investments.

“Our continued revenue growth is a strong indicator of the adoption of speech technology driven by the substantial returns on investment and improved customer satisfaction that Nuance speech solutions deliver,” said Chuck Berger, president and CEO of Nuance. “New products, including the Nuance Voice Platform and Nuance Call Steering, our multi-channel strategy, and focused execution have led to improved margins and narrowing losses quarter over quarter.”

New Products Gain Momentum

During the quarter, Nuance shipped its first packaged speech application, Nuance Call Steering™ 1.0, which is designed to reduce deployment time and accelerate the ROI of voice-driven customer care. Also in the quarter, Nuance Voice Platform™ – the Company’s open VoiceXML platform – continued to gain momentum with customers and partners. Datria, the leading developer of high productivity, speech-enabled field service applications, announced plans to make its voice-enabled field service applications available on the Nuance Voice Platform. Fluency Voice Technology, a leading provider of voice recognition applications for the travel and financial services sector, also announced plans to deliver a suite of speech applications on the product. A number of leading telecommunication carriers and enterprises have selected Nuance Voice Platform and/or Nuance Call Steering, including TELUS, Canada’s second largest telecommunications carrier, China Unicom, the largest integrated telecommunications carrier in the People’s Republic of China, and others.

Multi-Channel Strategy Extends Market Reach

During the quarter, Nuance continued to execute on its multi-channel strategy announced late last year. Nuance strengthened its relationships with its traditional OEM partners including Avaya, Edify, Intervoice, Nortel Networks, Syntellect and others. In addition, Nuance added a number of Platform Value Added Resellers including Datria and Fluency Voice Technology, aimed at delivering specific vertical speech solutions. Finally, Nuance’s direct sales efforts are beginning to deliver substantial revenues from the Company’s key target accounts.

Nuance Extends Lead in Telecommunications and Financial Services Markets

Customer wins and expanded relationships helped Nuance extend its leadership position in the global telecommunications and financial services markets during the quarter.

China Unicom returned to Nuance to increase the capacity of its voice portal, as did China Mobile, the country’s largest wireless provider. There was expansion in North America as well, with several leading carriers returning to Nuance for additional capacity.

In the financial services sector, Wells Fargo & Company selected Nuance for its Business Direct Loan Center. And National City Mortgage, a leading originator of residential real estate loans, also purchased additional capacity for its Nuance-powered customer care solution, working with partner Syntellect

Nuance Wins in Utilities and Retail

Nuance’s success in additional target vertical markets continued in the second quarter. In the utilities sector, DTE Energy in Michigan and Inergi in Canada selected Nuance. In addition, Mobile Gas Service Corporation announced the successful deployment of a Nuance voice-driven field automation solution. Mobile Gas credits the solution with increasing its annual service revenues by 18 percent.

In the retail segment, Armstrong World Industries, Inc., the global leader in the design and manufacture of floors, ceilings and cabinets, also announced business results achieved with speech. The Nuance-powered speech solution helped Armstrong reduce customer call durations by 50 percent and improved call completion rates by 123 percent.

About Nuance

Nuance is the speech expert. Nuance’s speech software solutions enable automated access to everything from account balances to flight information, e-mail reading to voice activated dialing — accessed using nothing more than the power of voice and an ordinary phone. In markets around the world, leading enterprises and telecommunications carriers — including British Airways, Nomura Securities, OnStar, Sprint PCS, United Parcel Service, Vodafone, and many more — work with Nuance to reduce costs, increase customer satisfaction and retention, create new sources of revenue and improve security. Nuance is headquartered in Menlo Park, Calif. and has offices around the world. For more information, visit www.nuance.com or call 1-888-NUANCE-8.

This press release contains forward-looking statements, including, for example, those relating to the continued growth of Nuance’s revenues, the continued success of Nuance’s operating results, the success of Nuance’s sales and distribution model, and the adoption and deployment of Nuance products and service. There is no assurance that the results contemplated by any forward-looking statements will be realized. The following factors, risks and uncertainties, among others, could cause actual results to differ materially from those described or implied in this press release’s forward-looking statements: the risk that Nuance’s revenues and/or the market for Nuance’s products will not grow or will decline; the risk that Nuance will encounter unplanned expenses or events which may negatively impact operating results; the risk that Nuance’s sales and distribution model will not produce acticipated results; the risk that customers may not adopt or deploy Nuance products as expected; the risk that unfavorable economic or other global conditions may negatively impact Nuance’s business and/or the market for Nuance technology; and other factors described in Nuance’s filings with the Securities and Exchange Commission, including but not limited to Nuance’s last-filed quarterly report on form 10-Q. Nuance does not undertake to update any oral or written forward-looking statements that may be made by or on behalf of Nuance.

Nuance is a registered trademark of Nuance Communications, Inc. Nuance Call Steering and Nuance Voice Platform are trademarks of Nuance. All other trademarks are the property of their respective owners.

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Revenue:
License	$6,236	$7,631	$12,314	$13,492
Service	3,626	1,601	6,437	2,837
Maintenance	3,062	2,138	5,736	4,114

Total revenue	12,924	11,370	24,487	20,443

Cost of revenue:
License	84	209	180	295
Service	2,270	1,391	4,474	3,409
Maintenance	885	879	1,771	1,762

Total cost of revenue	3,239	2,484	6,425	5,472

Gross profit	9,685	8,886	18,062	14,971

Operating expenses:
Sales and marketing	7,291	12,281	14,353	21,353
Research and development	3,972	3,500	7,827	7,207
General and administrative	3,005	4,014	6,139	6,892
Non-cash compensation expense (benefits)	(127)	318	(53)	770
Restructuring charges (credits)	--	--	(943)	1,319

Total operating expenses	14,141	20,113	27,323	37,541

Loss from operations	(4,456)	(11,227)	(9,261)	(22,570)
Interest and other income, net	253	654	719	1,521

Loss before income taxes	(4,203)	(10,573)	(8,542)	(21,049)
Benefit from income taxes	(1,575)	(903)	(1,639)	(798)

Net loss	$(2,628)	$(9,670)	$(6,903)	$(20,251)

Basic and diluted net loss per share	$(0.08)	$(0.29)	$(0.20)	$(0.61)

Shares used to compute basic and diluted net loss per share	34,375	33,621	34,272	33,408

Reconicliation of net loss in acordance with generally
accepted accounting principles to adjusted net loss:
Net loss	$(2,628)	$(9,670)	$(6,903)	$(20,251)
Non-cash compensation expense (benefits)	(127)	318	(53)	770
Restructure charges (credits)	--	--	(943)	1,319
Pro forma net loss	$(2,755)	$(9,352)	$(7,899)	$(18,162)

Pro forma basic and diluted net loss per share	$(0.08)	$(0.28)	$(0.23)	$(0.54)

Shares used in computing pro forma basic and diluted net loss per share	34,375	33,621	34,272	33,408

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$ 25,388	$ 43,771
Short-term investments	84,014	80,624
Accounts receivable, net	11,280	8,350
Prepaid expenses and other current assets	5,554	5,249

Total current assets	126,236	137,994
Property and equipment, net	5,048	6,330
Intangible assets, net	1,199	1,405
Restricted cash	12,503	12,393
Long-term investments	2,634	3,113
Other assets	494	435

Total assets	$148,114	$161,670
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,312	$ 1,591
Accrued liabilities	6,302	7,249
Current restructuring accrual	9,570	10,453
Accrued vacation	2,153	1,847
Deferred revenue	7,792	8,954
Current portion of capital lease	46	37

Total current liabilities	27,175	30,131
Long-term restructuring accrual	37,782	42,232
Other long-term liabilities	21	34

Total liabilities	64,978	72,397
Stockholders'equity	83,136	89,273

Total liabilities and stockholders' equity	$148,114	$161,670

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